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                                                                Exhibit 23.3


                       Consent of Independent Auditors


We consent to the references to our firm under the captions "Experts," "Summary Consolidated Financial Data," and "Selected Consolidated Financial Data" and to the use of our report dated June 6, 1996, in the Registration Statement on Form S-1 and related Prospectus of National Processing, Inc., for the registration of 6,900,000 shares of its Common Stock.



                                                        Ernst & Young LLP

Cleveland, Ohio
June 7, 1996